EXHIBIT 11


                      FIRST KEYSTONE CORPORATION
               COMPUTATION OF EARNINGS PER COMMON SHARE


              For the Three Month Period Ended March 31,
                             2002 and 2001

(Dollars in Thousands)
                                                2002          2001
Primary
  Net Income                                 $          1,672       $           1,203
  Shares
    Weighted average number of
      common shares outstanding                     2,833,727               2,833,727
    Adjustments - increases or
      decreases                                          None                    None
    Weighted average number of
      common shares outstanding
      as adjusted                                   2,833,727               2,833,727

    Primary earnings per common
      share                                  $     .59     $     .42


Assuming full dilution
  Net Income                                 $          1,672       $           1,203
  Shares
    Weighted average number of
      common shares outstanding                     2,833,727               2,833,727
    Adjustments - increases or
      decreases                                          None                    None
    Weighted average number of
      common shares outstanding
      as adjusted                                   2,833,727               2,833,727

    Earnings per common share                $     .59     $     .42
      assuming full dilution



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